UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 24, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, KEMET Corporation issued a press release announcing that David E. Gable, Executive Vice President and Chief Financial Officer of the Company, intends to resign from the Company to pursue other interests.  A copy of the press release is furnished as Exhibit 99.1 to this report.  Mr. Gable has agreed to remain with the Company to assist with an orderly transition while a search for his successor is underway, including remaining with the Company to finalize all of the fiscal year end reporting activities.

The terms of the separation with Mr. Gable have not yet been finalized, and those terms and a copy of the separation agreement will be separately filed once they have been finalized.

(a)  Not Applicable

(b)  Not Applicable

(c)  The following exhibit is included with this Report

EXHIBIT 99.1  Press Release, dated April 24, 2008, issued by the Company.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 25, 2008

KEMET Corporation

/S/ Per-Olof Loof

Per-Olof Loof
Chief Executive Officer